 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
 _________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 8, 2015
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LEVI STRAUSS & CO.
(Exact name of registrant as specified in its charter)
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DELAWARE	002-90139	94-0905160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1155 BATTERY STREET
SAN FRANCISCO, CALIFORNIA 94111
(Address of principal executive offices, including zip code)
(415) 501-6000
(Registrant’s telephone number, including area code)
  _________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Craig Nomura, Executive Vice President and President, Global Retail, of Levi Strauss & Co. (the “Company”) will resign from the Company effective June 12, 2015 (the “Separation Date”). In connection with his resignation, the Company and Mr. Nomura entered into a Separation Agreement and General Release, dated June 11, 2015 (the “Agreement”), attached hereto as Exhibit 10.1. The following brief description of the Agreement is qualified in its entirety by the text of the Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference.
Under the Agreement, in exchange for certain releases of claims and compliance with certain restrictive covenants, Mr. Nomura is eligible to receive a lump sum separation payment in the amount of $986,000 equal to twelve (12) month’s pay. The lump sum payment takes into account Mr. Nomura’s target bonus under the Company’s Annual Incentive Plan for fiscal year 2015. Mr. Nomura will retain any rights to exercise his vested Stock Appreciation Rights (“SARs”) granted under the Company’s 2006 Equity Incentive Plan, as amended and restated (the “Plan”). Any previously granted but unvested SARs will cease vesting and be immediately forfeited on the Separation Date, in accordance with the terms and conditions of the Plan. In addition, the Company will pay the portion of the premiums of his and his dependents’ medical continuation coverage that the Company would pay for an active employee for a period of up to twelve (12) months from June 30, 2015.
Mr. Nomura’s post-termination obligations include covenants relating to non-solicitation for a period of one year, non-disparagement, confidentiality and cooperation with litigation matters and administrative inquiries.

ITEM 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

10.1	Separation Agreement and General Release between Craig Nomura and the Company, dated June 11, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.

DATE:	June 11, 2015	By:	/s/ WADE W. WEBSTER
		Name:	Wade W. Webster
		Title:	Senior Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description

10.1	Separation Agreement and General Release between Craig Nomura and the Company, dated June 11, 2015.